Exhibit 99.1

Altair Announces Fourth Quarter 2020 Financial Results

Record Fourth Quarter and Full Year 2020 Software Product and Total Revenue, Exceeding Expectations

TROY, Mich. – February 25, 2021 – Altair (Nasdaq: ALTR), a global technology company providing software and cloud solutions in the areas of simulation, high-performance computing, data analytics and artificial intelligence today released its financial results for the fourth quarter and full year ended December 31, 2020.

“Altair had an excellent fourth quarter and full year 2020,” said James Scapa, Founder, Chairman and Chief Executive Officer of Altair. “In a year of business disruptions and personal challenges, Altair brought to market broad and deep additions and enhancements to our product portfolio while delivering solid financial performance. I am proud of our global team, and excited about 2021 as we will continue delivering industry-leading technology and expertise aligned with our vision for the convergence of simulation, high-performance computing, and artificial intelligence.”

“Software product revenue increased over 12% from the fourth quarter of 2019 to 85% of total revenue, which drove year over year improvement in gross margin of over 500 basis points for the quarter, while our recurring software license rate rose to 92% for the year,” said Howard Morof, Chief Financial Officer of Altair. “The top line performance coupled with continued discipline managing operating expenses had a very positive impact on our profitability in the quarter.”

Fourth Quarter 2020 Financial Highlights

•	Software product revenue was $113.6 million compared to $101.2 million for the fourth quarter of 2019.
•	Total revenue was $133.4 million compared to $123.9 million for the fourth quarter of 2019.
•

Net income was $2.2 million compared to net loss of $(1.5) million for the fourth quarter of 2019. Diluted net income per share was $0.03 based on 78.5 million diluted weighted average common shares outstanding, compared to diluted net loss per share of $(0.02) for the fourth quarter of 2019, based on 72.2 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $21.7 million, compared to $12.7 million for the fourth quarter of 2019.
•

Non-GAAP net income was $14.1 million, compared to Non-GAAP net income of $5.3 million for the fourth quarter of 2019. Non-GAAP diluted net income per share was $0.17 based on 83.0 million non-GAAP diluted common shares outstanding, compared to Non-GAAP diluted net income per share of $0.07 for the fourth quarter of 2019, based on 78.0 million non-GAAP diluted common shares outstanding.

•	Free cash flow was $3.4 million, compared to $(0.2) million for the fourth quarter of 2019.

Full Year 2020 Financial Highlights

•	Software product revenue was $391.7 million compared to $366.7 million for the full year of 2019.
•	Total revenue was $469.9 million compared to $458.9 million for the full year of 2019.
•

Net loss was $(10.5) million compared to net loss of $(7.5) million for the full year of 2019. Diluted net loss per share was $(0.14) based on 73.2 million diluted weighted average common shares outstanding, compared to diluted net loss per share of $(0.11) for the full year of 2019, based on 71.5 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $57.3 million, compared to $39.5 million for the full year of 2019.
•

Non-GAAP net income was $25.5 million, compared to Non-GAAP net income of $16.4 million for the full year of 2019. Non-GAAP diluted net income per share was $0.31 based on 83.0 million non-GAAP diluted common shares outstanding, compared to Non-GAAP diluted net income per share of $0.21 for the full year of 2019, based on 78.0 million non-GAAP diluted common shares outstanding.

•	Free cash flow was $26.8 million, compared to $21.7 million for the full year of 2019.

Exhibit 99.1

Business Outlook

Based on information available as of today, Altair is issuing guidance for the first quarter and full year 2021.

(in millions)	First Quarter 2021			Full Year 2021
Software Product Revenue	$118.0	to	$120.0	$423.0	to	$431.0
Total Revenue	$138.0		$140.0	$502.0		$510.0
Net Loss	$(5.4)		$(4.5)	$(44.0)		$(38.3)
Non-GAAP Net Income	$16.3		$17.8	$36.9		$42.8
Adjusted EBITDA	$24.0		$26.0	$58.0		$66.0

Conference Call Information

What: Altair’s Fourth Quarter and Full Year 2020 Financial Results Conference CallWhen:Friday, February 26, 2021
Time:8:30 a.m. ETLive Call:(866) 754-5204, Domestic(636) 812-6621, International
Replay:(855) 859-2056, Conference ID 3056322, Domestic(404) 537-3406, Conference ID 3056322, InternationalWebcast: http://investor.altair.com  (live & replay)

***

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP Net Income, Non-GAAP Net Income Per Share and Free Cash Flow.

Altair believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company also believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Adjusted EBITDA represents net income adjusted for income tax expense, interest expense, interest income and other, depreciation and amortization, stock-based compensation expense, restructuring charges, asset impairment charges and other special items as identified by management and described elsewhere in this press release.

Non-GAAP net income – as defined through 2020 results excludes stock-based compensation, amortization of intangible assets related to acquisitions, and special items as identified by management and described elsewhere in this press release.

Non-GAAP net income – as defined starting with 2021 guidance and going forward excludes stock-based compensation, amortization of intangible assets related to acquisitions, non-cash interest expense, impact of non-GAAP tax rate to income tax expense, which approximates our tax rate excluding discrete items and other specific events that can fluctuate form period to period, and special items as identified by management and described elsewhere in this press release.

Exhibit 99.1

Non-GAAP diluted common shares includes total outstanding shares plus outstanding equity awards under the Company’s equity award plans.

Free cash flow consists of cash flow from operations less capital expenditures.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Altair urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Altair

Altair is a global technology company that provides software and cloud solutions in the areas of simulation, high-performance computing, data analytics and artificial intelligence. Altair enables organizations across broad industry segments to compete more effectively in a connected world while creating a more sustainable future. To learn more, please visit www.altair.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our guidance for the first quarter and full year 2021, our statements regarding our expectation for 2021, and our reconciliations of projected non-GAAP financial measures.  These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Altair’s control. Altair’s actual results could differ materially from those stated or implied in our forward-looking statements due to a number of factors, including but not limited to, the risks detailed in Altair’s quarterly and annual reports filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Altair’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Altair undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Altair’s views as of any date subsequent to the date of this press release.

Media Relations

Altair

Dave Simon

248-614-2400 ext. 332

ir@altair.com

Investor Relations

The Blueshirt Group

Monica Gould

212-871-3927

ir@altair.com

Lindsay Savarese

212-331-8417

Exhibit 99.1

ir@altair.com

Exhibit 99.1

ALTAIR ENGINERING INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
(in thousands)	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$241,221	$223,117
Accounts receivable, net	117,878	104,984
Income tax receivable	6,736	7,264
Prepaid expenses and other current assets	21,100	17,092
Total current assets	386,935	352,457
Property and equipment, net	36,332	36,297
Operating lease right of use assets	33,526	28,134
Goodwill	264,481	233,683
Other intangible assets, net	76,114	67,075
Deferred tax assets	7,125	5,791
Other long-term assets	25,389	19,708
TOTAL ASSETS	$829,902	$743,145
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$30,384	$430
Accounts payable	8,594	8,585
Accrued compensation and benefits	34,772	30,676
Current portion of operating lease liabilities	10,331	9,141
Other accrued expenses and current liabilities	30,982	28,603
Deferred revenue	85,691	75,431
Total current liabilities	200,754	152,866
Long-term debt, net of current portion	188,653	178,238
Operating lease liabilities, net of current portion	24,323	20,174
Deferred revenue, non-current	9,388	8,136
Other long-term liabilities	27,414	26,672
TOTAL LIABILITIES	450,532	386,086
Commitments and contingencies
MEZZANINE EQUITY	784	2,352
STOCKHOLDERS’ EQUITY
Preferred stock ($0.0001 par value), authorized 45,000 shares, none issued or outstanding	—	—
Common stock ($0.0001 par value)
Class A common stock, authorized 513,797 shares, issued and outstanding 44,216 and 41,271 shares as of December 31, 2020 and 2019, respectively	4	4
Class B common stock, authorized 41,203 shares, issued and outstanding 30,111 and 31,131 shares as of December 31, 2020 and 2019, respectively	3	3
Additional paid-in capital	474,669	446,633
Accumulated deficit	(93,293)	(82,405)
Accumulated other comprehensive loss	(2,797)	(9,528)
TOTAL STOCKHOLDERS’ EQUITY	378,586	354,707
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$829,902	$743,145

Exhibit 99.1

ALTAIR ENGINEERING INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue
License	$76,381	$64,194	$259,965	$244,321
Maintenance and other services	37,244	36,993	131,746	122,381
Total software	113,625	101,187	391,711	366,702
Software related services	7,906	8,941	26,454	34,576
Total software and related services	121,531	110,128	418,165	401,278
Client engineering services	9,934	11,722	44,320	48,987
Other	1,976	2,027	7,436	8,650
Total revenue	133,441	123,877	469,921	458,915
Cost of revenue
License	6,786	8,139	19,637	21,285
Maintenance and other services	10,105	10,892	38,688	38,401
Total software *	16,891	19,031	58,325	59,686
Software related services	6,102	6,497	21,243	25,640
Total software and related services	22,993	25,528	79,568	85,326
Client engineering services	8,067	9,882	35,684	39,875
Other	1,631	1,540	6,053	7,398
Total cost of revenue	32,691	36,950	121,305	132,599
Gross profit	100,750	86,927	348,616	326,316
Operating expenses:
Research and development *	34,966	30,498	126,081	117,510
Sales and marketing *	30,537	27,589	111,440	106,051
General and administrative *	22,933	21,292	86,432	82,178
Amortization of intangible assets	4,986	3,769	16,376	14,442
Other operating loss (income), net	5	(370)	(3,426)	(2,072)
Total operating expenses	93,427	82,778	336,903	318,109
Operating income	7,323	4,149	11,713	8,207
Interest expense	3,008	2,785	11,598	6,371
Other income, net	(65)	(849)	(1,917)	(1,552)
Income before income taxes	4,380	2,213	2,032	3,388
Income tax expense	2,182	3,715	12,532	10,930
Net income (loss)	$2,198	$(1,502)	$(10,500)	$(7,542)
Income per share:
Net income (loss) per share attributable to common stockholders, basic	$0.03	$(0.02)	$(0.14)	$(0.11)
Net income (loss) per share attributable to common stockholders, diluted	$0.03	$(0.02)	$(0.14)	$(0.11)
Weighted average shares outstanding:
Weighted average number of shares used in computing net income (loss) per share, basic	74,020	72,227	73,241	71,544
Weighted average number of shares used in computing net income (loss) per share, diluted	78,484	72,227	73,241	71,544

Exhibit 99.1

*Amounts include stock-based compensation expense as follows (in thousands):

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cost of revenue-software	$871	$342	$2,473	$1,069
Research and development	2,686	1,306	8,372	2,917
Sales and marketing	2,474	688	6,423	2,250
General and administrative	1,385	608	4,087	2,292
Total stock-based compensation expense	$7,416	$2,944	$21,355	$8,528

Exhibit 99.1

ALTAIR ENGINEERING INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Year Ended December 31,
(in thousands)	2020	2019
OPERATING ACTIVITIES:
Net loss	$(10,500)	$(7,542)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,806	21,522
Provision for credit loss	1,259	671
Amortization of debt discount and issuance costs	10,829	5,663
Stock-based compensation expense	21,355	8,528
Deferred income taxes	(10,350)	(950)
Other, net	118	6
Changes in assets and liabilities:
Accounts receivable	(11,032)	(7,901)
Prepaid expenses and other current assets	(2,131)	(2,396)
Other long-term assets	(4,527)	(2,591)
Accounts payable	(1,839)	(426)
Accrued compensation and benefits	1,985	(1,232)
Other accrued expenses and current liabilities	5,771	513
Operating lease right of use assets and liabilities, net	(142)	102
Deferred revenue	8,280	17,426
Net cash provided by operating activities	32,882	31,393
INVESTING ACTIVITIES:
Payments for acquisition of businesses, net of cash acquired	(41,028)	(25,720)
Capital expenditures	(6,093)	(9,660)
Payments for acquisition of developed technology	(2,133)	(473)
Other investing activities, net	162	14
Net cash used in investing activities	(49,092)	(35,839)
FINANCING ACTIVITIES:
Borrowings under revolving commitment	30,000	96,992
Proceeds from the exercise of stock options	1,710	1,510
Proceeds from issuance of convertible senior notes, net of underwriters' discounts and commissions	—	223,101
Payments on revolving commitment	—	(127,941)
Payments for issuance costs of convertible senior notes	—	(1,233)
Other financing activities	(460)	(513)
Net cash provided by financing activities	31,250	191,916
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,010	342
Net increase in cash, cash equivalents and restricted cash	18,050	187,812
Cash, cash equivalents and restricted cash at beginning of year	223,497	35,685
Cash, cash equivalents and restricted cash at end of period	$241,547	$223,497
Supplemental disclosures of cash flow:
Interest paid	$731	$664
Income taxes paid	$12,666	$7,686
Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock in connection with acquisitions	$3,504	$7,637
Promissory notes issued and deferred payment obligations for acquisitions	$1,266	$497
Finance leases	$118	$632
Property and equipment in accounts payable and other current liabilities	$1,671	$259

Exhibit 99.1

Financial Results

The following table provides a reconciliation of Non-GAAP net income and Non-GAAP net income per share – diluted, to net income (loss) and net income (loss) per share – diluted, the most comparable GAAP financial measures:

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net income (loss)	$2,198	$(1,502)	$(10,500)	$(7,542)
Stock-based compensation expense	7,416	2,944	21,355	8,528
Amortization of intangible assets	4,986	3,769	16,376	14,442
Special adjustments (1)	—	7	(372)	2,038
Income tax effect of non-GAAP adjustments	(451)	34	(1,380)	(1,069)
Non-GAAP net income	$14,149	$5,252	$25,479	$16,397

Net income (loss) per share - diluted	$0.03	$(0.02)	$(0.14)	$(0.11)
Non-GAAP net income per share - diluted	$0.17	$0.07	$0.31	$0.21

GAAP diluted shares outstanding:	78,484	72,227	73,241	71,544
Non-GAAP diluted shares outstanding:	83,000	78,000	83,000	78,000
(1)

The twelve months ended December 31, 2020, includes $1.0 million of proceeds from settlements related to a historical acquisition and $0.6 million of severance expense. The twelve months ended December 31, 2019, includes $1.0 million of impairment charges for royalty contracts, $0.6 million of acquisition related costs and $0.4 million of severance expense.

The following table provides a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2020	2019	2020	2019
Net income (loss)	$2,198	$(1,502)	$(10,500)	$(7,542)
Income tax expense	2,182	3,715	12,532	10,930
Stock-based compensation expense	7,416	2,944	21,355	8,528
Interest expense	3,008	2,785	11,598	6,371
Depreciation and amortization	6,890	5,686	23,806	21,522
Special adjustments, interest income and other (1)	(2)	(893)	(1,503)	(260)
Adjusted EBITDA	$21,692	$12,735	$57,288	$39,549
(1)

The twelve months ended December 31, 2020, includes $1.0 million of proceeds from settlements related to a historical acquisition and $0.6 million of severance expense. The twelve months ended December 31, 2019, includes $1.0 million of impairment charges for royalty contracts, $0.6 million of acquisition related costs and $0.4 million of severance expense.

The following table provides a reconciliation of Free Cash Flow to net cash provided by operating activities, the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2020	2019	2020	2019
Net cash provided by operating activities	5,503	1,388	32,882	31,393
Capital expenditures	(2,087)	(1,540)	(6,093)	(9,660)
Free Cash Flow	$3,416	$(152)	$26,789	$21,733

Exhibit 99.1

Business Outlook

Starting with the 2021 guidance presented in this press release (including the reconciliations provided below) and going forward, our definition of Non-GAAP net income now excludes non-cash interest expense and assumes a non-GAAP income tax rate, which approximates our tax rate excluding discrete items and other specific events that can fluctuate from period to period. There are no other changes from our prior definition. We’ve made these changes to reflect how management reviews results of the business and to be more consistent with our peers.

The following table provides a reconciliation of projected Non-GAAP net income to projected net loss, the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ending March 31, 2021		Year Ending December 31, 2021
(in thousands)	Low	High	Low	High
Net loss	$(5,400)	$(4,500)	$(44,000)	$(38,300)
Stock-based compensation expense	11,900	11,900	44,500	44,500
Amortization of intangible assets	4,400	4,400	17,800	17,800
Non-cash interest expense	2,800	2,800	11,400	11,400
Special adjustments and other	4,000	5,000	5,000	7,000
Impact of non-GAAP tax rate	(1,400)	(1,800)	2,200	400
Non-GAAP net income	$16,300	$17,800	$36,900	$42,800

For comparability purposes, the following table provides a reconciliation of the Quarterly Non-GAAP net income results for 2020 to GAAP net income (loss) for 2020, reflecting the 2021 definition:

	(Unaudited)
	Three Months Ended
(in thousands)	March 31, 2020	June 30, 2020	Sept 30, 2020	December 31, 2020
Net income (loss)	$6,030	$(10,223)	$(8,505)	$2,198
Stock-based compensation expense	3,171	4,534	6,234	7,416
Amortization of intangible assets	3,840	3,692	3,858	4,986
Non-cash interest expense	2,648	2,689	2,725	2,762
Special adjustments and other	—	578	(950)	—
Impact of non-GAAP tax rate	(637)	1,718	1,294	(2,900)
Non-GAAP net income	$15,052	$2,988	$4,656	$14,462

The following table provides a reconciliation of projected Adjusted EBITDA to projected net loss, the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ending March 31, 2021		Year Ending December 31, 2021
(in thousands)	Low	High	Low	High
Net loss	$(5,400)	$(4,500)	$(44,000)	$(38,300)
Income tax expense	4,300	4,400	15,200	15,500
Stock-based compensation expense	11,900	11,900	44,500	44,500
Interest expense	2,900	2,900	12,000	12,000
Depreciation and amortization	6,300	6,300	25,400	25,400
Special adjustments, interest income and other	4,000	5,000	4,900	6,900
Adjusted EBITDA	$24,000	$26,000	$58,000	$66,000